AGREEMENT RESPECTING INDEMNIFICATION MATTERS

THIS AGREEMENT RESPECTING INDEMNIFICATION MATTERS is dated as of February 22, 2021, by Healthcare Trust of America, Inc. (the “Company”) for the benefit of the Former Director Indemnitees (as defined below) (this “Agreement”) based upon the approval of the Board Of Directors of the Company (the “Board”) on February 22, 2021.
RECITALS
The Company has entered into Indemnification Agreements with former members of the Company’s Board, as more particularly identified on Exhibit 1 attached hereto (each, a “Former Director Indemnitee” and collectively, the “Former Director Indemnitees”).
NOW, THEREFORE, the Company hereby agrees as follows for the benefit of the Former Director Indemnitees:
1.The Indemnification Agreements applicable to each of the Former Director Indemnitees define “Proceeding” as follows in Section 1(g) thereof:
“(g) “Proceeding” means any threatened, pending or completed action, suit, arbitrator, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.”
2.For the benefit of the Former Director Indemnitees (and each Former Director Indemnitee), the Board has determined on behalf of the Company that it is advisable and in the best interests of the Company to interpret the definition of “Proceeding” in the Indemnification

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Agreements for the benefit of all of the Former Director Indemnitees to include any third-party claim arising in connection with and/or as a result of, COVID-19, against one or more of the Former Director Indemnitees (the “COVID Matters”).
3.The Former Director Indemnitees shall be third-party beneficiaries of this Agreement and it shall not be amended or terminated without their consent.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

“COMPANY”

Healthcare Trust of America, Inc.

By:/s/ Robert A. Milligan
Robert A. Milligan

Its: Chief Financial Officer, Secretary and Treasurer of Healthcare Trust of America, Inc.

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EXHIBIT 1
FORMER BOARD INDEMNITEES
1.    Larry L. Mathis
2.    Maurice J. DeWald

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